13G

CUSIP NO. 45250K107	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Imago BioSciences, Inc.

Dated:	February 14, 2022

OMEGA FUND VI, L.P.

BY:	Omega Fund VI GP, L.P.
ITS:	GENERAL PARTNER

BY:	Omega Fund VI GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND VI GP, L.P.

BY:	Omega Fund VI GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND VI GP MANAGER, LTD.

By:	/s/ Anne-Mari Paster
Director

/s/ Claudio Nessi Claudio Nessi

/s/ Otello Stampacchia Otello Stampacchia

/s/ Anne-Mari Paster Anne-Mari Paster